UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2020

MEDIFAST, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31573 (Commission File Number)	13-3714405 (I.R.S. Employer Identification No.)

100 International Drive, Baltimore, Maryland 21202
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:(410) 581-8042

N/A (Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MED	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In its Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 5, 2020 (the “Initial Report”), Medifast, Inc. (the “Company”) reported the departure of Timothy G. Robinson, the Company’s Chief Financial Officer, and the appointment of Joseph P. Kelleman, the Company’s Vice President of Finance, as interim Chief Financial Officer effective April 1, 2020. This Current Report on Form 8-K/A amends the Initial Report to provide information about the compensatory arrangements related to the departure of Mr. Robinson and the appointment of Mr. Kelleman as interim Chief Financial Officer. This Current Report on Form 8-K/A should be read in conjunction with the Initial Report.

Timothy G. Robinson

On March 31, 2020, in connection with his departure from the Company, Mr. Robinson and the Company entered into a separation agreement (the “Separation Agreement”) pursuant to which Mr. Robinson will receive certain severance and other benefits. The Separation Agreement provides that Mr. Robinson will receive (i) a lump sum cash severance payment in the amount of $801,469.00, which represents one year’s annual salary, target bonus and an additional pro-rata bonus for fiscal year 2020; (ii) a lump sum payment equal to $24,044.26 to cover health care coverage continuation, to be paid within 30 days after Mr. Robinson’s election to continue benefits under COBRA; (iii) payment for up to 12 months of outplacement assistance; (iv) acceleration of vesting of Mr. Robinson’s stock options, which will continue to be exercisable until June 29, 2020, (v) continued vesting of his outstanding time-based restricted shares and deferred shares on a pro-rata basis based on the number of months during the vesting period Mr. Robinson was employed and (vi) continued vesting of his performance-based restricted shares on a pro-rata basis based on the number of months during the performance period Mr. Robinson was employed. The Severance Agreement includes standard non-competition, non-disclosure and confidentiality provisions and mutual non-disparagement provisions and releases. As previously disclosed, Mr. Robinson’s departure was not the result of any disagreement with the Company nor any issue related to the Company’s financial statements or accounting practices.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Joseph P. Kelleman

In connection with Mr. Kelleman’s appointment as interim Chief Financial Officer, he will receive a lump sum bonus of $60,000 which is payable within thirty (30) days after June 30, 2020 and (ii) a pro-rata bonus for fiscal year 2020.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Separation Agreement dated March 31, 2020
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

	By:	/s/ Jason L. Groves
Jason L. Groves, Esq. Executive Vice President, General Counsel and Corporate Secretary

Dated: April 3, 2020